Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:
Cindy Green
Director of Investor Relations
817-224-1461
cindy.green@dyn-intl.com
DynCorp International Inc. Reports Strong Results for Third Quarter and Raises Guidance for Fiscal Year 2009
•	Revenue increased to $792.3 million or 51.5% over Q3 FY08

•	Basic earnings per share of $0.35 for the quarter

•	Adjusted EBITDA increased to $57.0 million or 28.8% over Q3 FY08

•	DSO was 69 days for Q3 FY09 resulting in a cash balance of $150.6 million
Falls Church, Va. — February 4, 2009 — DynCorp International Inc. (NYSE: DCP), a provider of specialized mission-critical technical services to civilian and military government agencies, today reported strong financial results for its third quarter of fiscal year 2009 ended January 2, 2009.
“DynCorp International posted solid results for the third quarter of fiscal year 2009”, said William L. Ballhaus, President and Chief Executive Officer of DynCorp International. “We continue to have exceptional revenue growth, good program performance and outstanding cash generation. These results support our positive outlook for fiscal year 2009.”
Third Quarter Fiscal Year 2009 Results Compared to Third Quarter Fiscal Year 2008
Revenue for the third quarter of fiscal year 2009 increased by 51.5% to $792.3 million from $523.1 million for the third quarter of fiscal year 2008. The increase was the result of growth in all of the company’s three operating segments. Operating income was $51.6 million for the third quarter of fiscal year 2009 compared to $30.8 million for the third quarter of fiscal year 2008. Basic earnings per share were $0.35 for the third quarter of fiscal year 2009 compared to $0.21 for the third quarter of fiscal year 2008. Adjusted EBITDA for the quarter was $57.0 million, an increase of 28.8% from the corresponding quarter from last fiscal year.

Driving the 51.5% revenue increase was performance under the Army’s Intelligence and Security Command (INSCOM) contract providing translators and linguists to the Department of Defense. In addition to the growth from the INSCOM contract, the balance of the business generated revenue growth of 13.5% in the third quarter of fiscal year 2009 as compared to the third quarter of fiscal year 2008. This growth was primarily from existing contracts for Mine Resistant Ambush Protected (MRAP) vehicle support, Life Cycle Contract Support (LCCS) services, Civilian Police (CIVPOL) training and U.S. Army support in the Philippines, partially offset by reductions on Africa Peacekeeping and the U.S. Department of State Air Wing programs.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for the impact of unrecoverable severance related expenses) increased 28.8%, to $57.0 million for the third quarter of fiscal year 2009, compared to $44.3 million for the third quarter of fiscal year 2008. The increase was driven, principally, by a combination of robust revenue growth, higher margins on our MRAP program, growth from the INSCOM contract, including award fees, and benefits from selling, general and administrative (SG&A) expense efficiencies implemented earlier in the fiscal year. These increases were partially offset by an additional provision for estimated contract losses from our Afghanistan construction. Adjusted EBITDA margin for the third quarter of fiscal year 2009 was 7.2% of revenue compared to 8.5% for the comparable period in fiscal year 2008. This margin reduction was primarily the result of a change in contract mix, with the INSCOM contract and changes in portions of the CIVPOL contract increasing our percentage of revenue from cost type contracts from 26.0% in the third quarter of fiscal 2008 to 53.3% during the most recent quarter.
Year-to-Date Results
Revenue for the first nine months of fiscal year 2009 was $2,288.3 million, a 46.0% increase over revenue of $1,566.9 million for the first nine months of fiscal year 2008. Operating income was $138.2 million for the first nine months of fiscal year 2009 compared to $97.0 million for the first nine months of fiscal year 2008. Basic earnings per share excluding certain items were $0.97 for the first nine months of fiscal year 2009 compared to $0.67 for the first nine months of fiscal year 2008.
The revenue increase was supported by growth across the business with all three segments reporting higher revenue for the first nine months of fiscal year 2009 compared to the first nine months of fiscal year 2008. The main driver of the 46.0% revenue increase was strong performance under the Army’s INSCOM contract. In addition to growth from the INSCOM contract, the balance of the business generated revenue growth of 12.9% in the first nine months of fiscal year 2009 compared to the first nine months of fiscal year 2008. This growth was primarily from existing contracts for MRAP, LCCS, CFT, Afghanistan construction and U.S. Army support in the Philippines with partial offsets coming from reductions on Africa Peacekeeping and Air Wing.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for the impact of unrecoverable severance related expenses) increased 21.1%, to $163.8 million for the first nine months of fiscal year 2009, compared to $135.3 million for the first nine months of fiscal year 2008. This increase was driven principally by a combination of strong revenue growth, higher margins on the MRAP program, growth from the INSCOM contract, including award fees, and benefits from selling, general and administrative (SG&A) expense efficiencies implemented earlier in the fiscal year. These increases were partially offset by a provision for estimated contract losses and the revision of estimated contract margins associated with Afghanistan construction. Adjusted EBITDA margin for the first nine months of fiscal year 2009 was 7.2% of revenue compared to 8.6% for the comparable period in fiscal year 2008. This margin reduction was primarily the result of the change in contract mix with the addition of the INSCOM contract and changes in portions of the CIVPOL contract increasing our percentage of revenue from cost type contracts from 25.1% in the first nine months of fiscal year 2008 to 48.0% for the first nine months of fiscal year 2009.
Cash provided by operating activities for the nine months ended January 2, 2009 was $70.2 million as compared to $49.3 million cash used for operations for the nine months ended December 28, 2007. Our positive operating cash flow was primarily the result of improved Days Sales Outstanding (DSO) partially offset by working capital increases generated as a result of the large revenue growth. DSO, a key metric utilized by management to monitor collection efforts on accounts receivable, decreased from 92 days as of December 28, 2007 to 69 days as of January 2, 2009. Improvements in DSO were the result of the Company’s increased focus on collection efforts, process improvements and system changes initiated in the first quarter of fiscal 2009.
Total debt was $615.9 million at January 2, 2009, an increase of $22.7 million from March 28, 2008. The increase was due to the Company’s debt refinancing which was completed in July 2008. Net debt as of January 2, 2009 was $465.3 million compared to $507.8 million at the beginning of fiscal 2009.
Backlog increased as of January 2, 2009 to $6.6 billion compared to $6.0 billion as of March 28, 2008, primarily due to the award of the new eight year contract for the War Reserve Materials program. The Company’s estimated remaining contract value as of January 2, 2009 increased to $9.7 billion from $7.5 billion as of March 28, 2008, primarily due to the successful recompete of the Contract Field Teams contract.
Fiscal 2009 Guidance
The Company revises the previously-provided Revenue, Adjusted EBITDA and EPS guidance for its fiscal year ending April 3, 2009. The increase in revenue guidance is the result of additional orders from existing contracts such as Africa Peacekeeping as well as revenue contribution from recent wins such as the MNSTC-I program to provide mentors to the Ministries of Interior and Defense in Iraq. Adjusted EBITDA guidance has increased due to solid program performance and continued control of SG&A expenses. EPS guidance is revised to exclude certain items and align with adjusted EBITDA guidance. Certain items, identified in the attached table, are excluded to reflect the on-going performance of the business.

FY 2009
Revenue	$3.030 to $3.060 billion
Adjusted EBITDA(1)	$211 to $216 million
Basic earnings per share excluding certain items(1)	$1.20 to $1.26

(1)	See adjusted EBITDA and Basic EPS excluding certain items reconciliation included in the associated tables of this press release.

Conference Call
The Company will host a conference call at 8:30 a.m. EST on Thursday, February 5, 2009 to discuss fiscal year 2009 third quarter results. To participate in the conference call, dial (866) 871-0758 and enter conference ID number: 79798935. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from February 5, 2009 through March 5, 2009. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter the following ID number: 79798935.
About DynCorp International
DynCorp International Inc., through its operating company DynCorp International LLC, is a provider of specialized mission-critical services to civilian and military government agencies worldwide, and operates major programs in law enforcement training and support, security services, base operations, aviation services, contingency operations, and logistics support. DynCorp International is headquartered in Falls Church, Va. For more information, visit www.dyn-intl.com.
Reconciliation to GAAP
In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.
For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures and for share amounts used to derive earnings per share, please see the financial schedules accompanying this release.

Forward-looking Statements
Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability. All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of the Company’s control that may cause its business, strategy or actual results or events to differ materially from the statements made herein. These risks and uncertainties may include, but are not limited to, the following: changes in the demand for services the Company provides; pursuit of new commercial business in the U.S. and abroad; activities of competitors including bid protests; changes in significant operating expenses; changes in availability of capital; general economic and business conditions in the U.S. and abroad; acts of war or terrorist activities; variations in performance of financial markets; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
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(Financial tables follow)

DYNCORP INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended
	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)

Revenue	$792,327	$523,071

Cost of services	(704,210)	(452,341)
Selling, general and administrative expenses	(26,505)	(28,995)
Depreciation and amortization expense	(10,029)	(10,910)

Operating income	51,583	30,825

Interest expense	(15,322)	(14,052)
Loss on early extinguishment of debt	—	—
Other, net	1,193	2,155

Income before income taxes	37,454	18,928
Provision for income tax	(11,639)	(6,968)

Income before minority interest	25,815	11,960
Minority interest	(6,062)	—

Net income	$19,753	$11,960

Earnings per share:
Basic	$0.35	$0.21
Diluted	$0.34	$0.21

Average shares outstanding
Basic	57,000	57,000
Diluted	57,437	57,000

Adjusted EBITDA (1)	$57,015	$44,272
Adjusted EBITDA margin	7.2%	8.5%

Operating cash flow	$32,242	$(99,166)

	Three Months Ended
(% of Revenue)	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)

Revenue	100.00%	100.00%

Cost of services	(88.9%)	(86.5%)
Selling, general and administrative expenses	(3.3%)	(5.5%)
Depreciation and amortization expense	(1.3%)	(2.1%)

Operating income	6.5%	5.9%

Other (expense) income:
Interest expense	(1.9%)	(2.7%)
Loss on early extinguishment of debt	0.0%	0.0%
Other, net	0.2%	0.4%

Income before income taxes	4.7%	3.6%
Provision for income tax (as a percentage of income before income tax)	(31.1%)	(36.8%)
Income before minority interest	3.3%	2.3%
Minority interest	(0.8%)	0.0%

Net income	2.5%	2.3%

(1)	See EBITDA/Adjusted EBITDA reconciliation. For the third quarters of fiscal year 2009 and fiscal year 2008, there were no adjustments to EBITDA. As a result, EBITDA and Adjusted EBITDA are the same for those periods.

DYNCORP INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Nine Months Ended (1)
	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)

Revenue	$2,288,272	$1,566,853

Cost of services	(2,039,118)	(1,358,062)
Selling, general and administrative expenses	(80,350)	(79,916)
Depreciation and amortization expense	(30,594)	(31,901)

Operating income	138,210	96,974

Interest expense	(44,442)	(42,247)
Loss on early extinguishment of debt	(4,443)	—
Other, net	6,519	5,360

Income before income taxes	95,844	60,087
Provision for income tax	(30,086)	(21,916)

Income before minority interest	65,758	38,171
Minority interest	(15,154)	—

Net income	$50,604	$38,171

Earnings per share:
Basic	$0.89	$0.67
Diluted	$0.88	$0.67

Average shares outstanding
Basic	57,000	57,000
Diluted	57,324	57,000

Adjusted EBITDA (2)	$163,804	$135,258
Adjusted EBITDA margin	7.2%	8.6%

Operating cash flow	$70,195	$(49,256)

	Nine Months Ended (1)
(% of Revenue)	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)

Revenue	100.00%	100.00%

Cost of services	(89.1%)	(86.7%)
Selling, general and administrative expenses	(3.5%)	(5.1%)
Depreciation and amortization expense	(1.3%)	(2.0%)

Operating income	6.0%	6.2%

Other (expense) income:
Interest expense	(1.9%)	(2.7%)
Loss on early extinguishment of debt	(0.2%)	0.0%
Other, net	0.3%	0.3%

Income before income taxes	4.2%	3.8%
Provision for income tax (as a percentage of income before income tax)	(31.4%)	(36.5%)
Income before minority interest	2.9%	2.4%
Minority interest	(0.7%)	0.0%

Net income	2.2%	2.4%

(1)	The nine months ended January 2, 2009 was a 40 week period from March 29, 2008 to January 2, 2009. The nine months ended December 28, 2007 was a 39 week period from March 31, 2007 to December 28, 2007.

(2)	See EBITDA/Adjusted EBITDA reconciliation.

DYNCORP INTERNATIONAL INC.
RECONCILIATION OF ADJUSTED EBITDA AND BASIC EPS, EXCLUDING CERTAIN ITEMS
(In thousands)

	Three Months Ended
	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)
Net income	$19,753	$11,960
Income tax provision	11,639	6,968
Interest expense	15,322	14,052
Depreciation and amortization(1)	10,301	11,292

EBITDA(2)/Adjusted EBITDA(3)	$57,015	$44,272

Basic EPS(4)	$0.35	$0.21

	Nine Months Ended
	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)
Net income	$50,604	$38,171
Income tax provision	30,086	21,916
Interest expense(5)	48,885	42,247
Depreciation and amortization(1)	31,388	32,924

EBITDA(2)	$160,963	$135,258

Unrecoverable severance related costs(6)	2,841	—

Adjusted EBITDA	$163,804	$135,258

Basic EPS	$0.89	$0.67
Excluding loss on early extinguishment of debt(7)	0.05	—
Excluding unrecoverable severance related costs(6)	0.03	—

Basic EPS, excluding certain items(8)	$0.97	$0.67

(1)	Amount includes certain depreciation and amortization amounts which are classified as cost of services on our consolidated statements of income.

(2)	EBITDA is defined as net income adjusted for interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors as a way to evaluate our ability to incur and service debt, make capital expenditures and meet working capital requirements. EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles (GAAP), and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. EBITDA as presented in this press release is not necessarily comparable to similarly titled measures reported by other companies.

(3)	For the third quarters of fiscal year 2009 and fiscal year 2008, there were no adjustments to EBITDA. As a result, EBITDA and Adjusted EBITDA are the same for those periods.

(4)	For the three months ended January 2, 2009, and December 28, 2007, there were no exclusions to basic EPS.

(5)	Includes loss from early extinguishment of debt.

(6)	Represents the net unrecoverable amount of severance costs associated with our former CEO. During the second quarter we determined that certain portions of the gross severance charge qualified for reimbursement. As a result, we have adjusted the amount from our first fiscal quarter disclosed adjusted EBITDA calculation to reflect the net unrecoverable position in adjusted EBITDA.

(7)	Represents the EPS impact from the expensed deferred financing fees associated with the extinguishment of our pre-existing Senior Secured Credit Facility.

(8)	Basic EPS, excluding certain items, is included to provide clarity regarding the impact of items of a non-recurring and/or non-operational nature. This additional information allows investors to make comparisons to periods in which similar events did not occur. Basic EPS, excluding certain items, does not represent basic EPS, as basic EPS is defined under GAAP, and should not be considered as an alternative to basic EPS or any other performance measures derived in accordance with GAAP. Basic EPS, excluding certain items, as presented in this press release is not necessarily comparable to similarly titled measures reported by other companies.

DYNCORP INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	January 2, 2009	March 28, 2008
	(unaudited)	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$150,580	$85,379
Restricted cash	18,039	11,308
Accounts receivable, net of allowances of $8 and $268	634,924	513,312
Other current assets	125,756	126,368

Total current assets	929,299	736,367

Non-current assets	644,950	666,342

Total assets	$1,574,249	$1,402,709

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$449,551	$374,554

Long-term debt, less current portion	615,903	590,066
Other long-term liabilities	12,121	13,804
Minority interest	11,848	—

Shareholders’ equity	484,826	424,285

Total liabilities and shareholders’ equity	$1,574,249	$1,402,709

DYNCORP INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended(1)
	January 2, 2009	December 28, 2007
	(unaudited)	(unaudited)

Cash flows from operating activities:	$70,195	$(49,256)

Cash flows from investing activities:	(22,070)	(7,241)

Cash flows from financing activities:	17,076	(32,377)

Net increase/(decrease) in cash and cash equivalents	65,201	(88,874)
Cash and cash equivalents, beginning of period	85,379	102,455

Cash and cash equivalents, end of period	$150,580	$13,581

(1)	The nine months ended January 2, 2009 was a 40 week period from March 29, 2008 to January 2, 2009. The nine months ended December 28, 2007 was a 39 week period from March 31, 2007 to December 28, 2007.

DYNCORP INTERNATIONAL INC.
OTHER CONTRACT DATA
(In millions)

	As of
	January 2, 2009	March 28, 2008
	(unaudited)	(unaudited)
Backlog(1):
Funded backlog	$1,485	$1,164
Unfunded backlog	5,067	4,797

Total backlog (2)	$6,552	$5,961

Estimated remaining contract value(3)	$9,731	$7,485

(1)	Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts actually appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the actual dollar value of unexercised priced contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years. These priced options may or may not be exercised at the sole discretion of the customer. Historically, it has been our experience that the customer has typically exercised contract options.

(2)	As of January 2, 2009 and March 28, 2008, the backlog related to GLS was $3.3 billion and $3.5 billion, respectively, and is included in the table above.

(3)	Estimated remaining contract value represents total backlog plus management’s estimate of future revenue under IDIQ contracts for task or delivery orders that have not been awarded. Future revenue represents management’s estimate of revenue that will be recognized from the end of current task orders until the end of the IDIQ contract term and is based on our experience and performance under our existing contracts and management judgments and estimates with respect to future task or delivery order awards. Although we believe our estimates are reasonable, there can be no assurance that our existing contracts will result in actual revenue in any particular period or at all. Our estimated remaining contract value could vary or even change significantly depending upon various factors including government policies, government budgets and appropriations, the accuracy of our estimates of work to be performed under time and material contracts and whether we successfully compete with any multiple bidders in IDIQ contracts.